UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



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                          Date of Report: JUNE 30, 2005

                                 SPACEDEV, INC.
               (Exact Name of Registrant as Specified in Charter)

                      COLORADO          000-28947                84-1374613
     (State or Other Jurisdiction     (Commission File     (I.R.S. Employer
            of Incorporation)               Number)     Identification Number)

                                13855 STOWE DRIVE
                             POWAY, CALIFORNIA 92064
               (Address of Principal Executive Offices) (Zip Code)

Registrant's  telephone  number,  including  area  code:  (858)  375-2030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant  to  Rule  425  under  the  Securities  Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant   to  Rule  14d-2(b)  under  the
     Exchange Act  (17  CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     MATERIAL  DEFINITIVE  AGREEMENTS

On June 27, 2005, SpaceDev, Inc., ("SpaceDev") was awarded a subcontract by Andrews Space, Inc. ("Andrews") of Seattle which calls for the design, development, launch, and operation of a small low cost spacecraft on a mission to the Lunar L1 point to demonstrate key technologies and advanced orbital mechanics in support of NASA's Human and Robotics Technology ("H&RT") SmallTug Program to explore the Moon and Mars. The subcontract is part of a larger $18.7 million contract awarded to Andrews by NASA and is expected to be completed in several phases. The value of the current SpaceDev subcontract is $1,249,493 and is a firm fixed price subcontract. The current subcontract phase is expected to take approximately nine months to complete.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated  as  of  June  30,  2005.

                                                                 SPACEDEV,  INC.

                                               By:     /s/  Richard  B.  Slansky
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                                                            Richard  B.  Slansky
                                         President  &  Chief  Financial  Officer
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